Exhibit 99.1

Goldman Sachs BDC, Inc. Reports Third Quarter 2016 Financial Results and Announces Fourth Quarter Dividend of $0.45 Per Share

Company Release – November 3, 2016

NEW YORK — (BUSINESS WIRE) — Goldman Sachs BDC, Inc. (“GS BDC” or the “Company”) (NYSE: GSBD) announced its financial results for the third quarter ended September 30, 2016 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

QUARTERLY HIGHLIGHTS

•	Net investment income for the quarter ended September 30, 2016 was $0.51 per share, as compared to $0.50 per share for the quarter ended June 30, 2016;

•	Earnings per share for the quarter ended September 30, 2016 were $0.62 per share, as compared to $0.19 per share for the quarter ended June 30, 2016;

•	Net asset value per share increased $0.17 per share to $18.58, up from $18.41 as of June 30, 2016;

•	New investment commitments and fundings for the quarter ended September 30, 2016 were $138.3 million and $128.6 million, respectively, and sales and repayments totaled $108.6 million, resulting in net funded portfolio growth of $20.0 million;(1)

•	The Senior Credit Fund (“SCF”) produced a 15% return on investment to the Company; Year-over-year, the SCF investment portfolio has grown by 52% to $392.3 million at fair value as of the quarter ended September 30, 2016;(1)(2)

•	The Company announced a fourth quarter dividend of $0.45 per share payable to shareholders of record as of December 31, 2016, equating to an annualized dividend yield of 9.7% on quarter end net asset value per share;(3)

•	Subsequent to quarter end, the Company closed an offering of $115 million aggregate principal amount of 4.50% Convertible Notes due April 2022. The net proceeds of the offering were used to pay down debt under the Company’s revolving credit facility.

SELECTED FINANCIAL HIGHLIGHTS

	Three months ended

(in $ millions, except per share data)	September 30, 2016	June 30, 2016	September 30, 2015

Investment portfolio, at fair value(1)	$1,143.0	$1,115.1	$1,146.8
Debt	471.3	468.6	447.0
Net assets	675.0	668.5	703.5

Total investment income	$34.0	$29.3	$32.9
Net investment income after taxes	18.7	18.2	20.6
Net increase in net assets resulting from operations	22.7	7.0	13.5

Per Share Data:
Net asset value per share	$18.58	$18.41	$19.38
Net investment income (loss) per share (basic and diluted)	0.51	0.50	0.57
Earnings per share (basic and diluted)	0.62	0.19	0.37
Regular distribution per share	0.45	0.45	0.45

INVESTMENT ACTIVITY(1)

During the three months ended September 30, 2016, the Company made new investment commitments and fundings of $138.3 million and $128.6 million, respectively. The new investment commitments were comprised of 56.4% in first lien debt, 4.1% in first lien/last-out unitranche debt, 29.3% in second lien debt, 5.8% in preferred stock, and 4.4% in the SCF.

During the three months ended September 30, 2016, the Company had sales and repayments of $108.6 million, primarily across investments in four portfolio companies.

Summary of Investment Activity for the three months ended September 30, 2016:

	New Investment Commitments		Sales and Repayments
Investment Type	$ Millions	% of Total	$ Millions	% of Total
1st Lien/Senior Secured Debt	$78.0	56.4%	$34.8	32.0%
1st Lien/Last-Out Unitranche	5.7	4.1%	30.4	28.0%
2nd Lien/Senior Secured Debt	40.5	29.3%	43.4	40.0%
Preferred Stock	8.0	5.8%	—	—%
Common Stock	0.0	0.0%	—	—%
Investment Funds & Vehicles (SCF)	6.1	4.4%	—	—%
Total	$138.3	100.0%	$108.6	100.0%

During the three months ended September 30, 2016, the SCF made new investments and fundings of $86.3 million and $83.0 million, respectively, in seven new portfolio companies and two existing portfolio companies. The SCF also had sales and repayments of $47.3 million, resulting in net portfolio growth of $35.7 million during the quarter. As of September 30, 2016, the SCF’s investment portfolio at fair value was $392.3 million, an increase of 10.8% quarter over quarter.

PORTFOLIO SUMMARY(1)

As of September 30, 2016, the Company’s investment portfolio had an aggregate fair value of $1,143.0 million, comprised of investments in 39 portfolio companies operating across 27 different industries. The investment portfolio on a fair value basis was comprised of 90.7% secured debt investments (65.8% in first lien debt (including 27.5% in first lien/last-out unitranche debt) and 24.9% in second lien debt), 2.8% in preferred stock, 0.4% in common stock, and 6.1% in the SCF.

Summary of Investment Portfolio as of September 30, 2016:

	Investments at Fair Value
Investment Type	$ Millions	% of Total
1st Lien/Senior Secured Debt	$437.0	38.3%
1st Lien/Last-Out Unitranche	314.4	27.5%
2nd Lien/Senior Secured Debt	284.6	24.9%
Preferred Stock	32.2	2.8%
Common Stock	5.0	0.4%
Investment Funds & Vehicles (SCF)	69.8	6.1%
Total	$1,143.0	100.0%

As of September 30, 2016, the weighted average yield of the Company’s total investment portfolio at amortized cost and fair value was 10.4% and 11.8%, respectively, as compared to 10.3% and 11.6%, respectively, as of June 30, 2016.

On a fair value basis, 89.6% of interest-bearing debt investments were in floating rate instruments and 10.4% were in fixed rate instruments.

As of September 30, 2016, the weighted average net debt/EBITDA of the companies in the Company’s investment portfolio was 4.6x versus 4.4x as of June 30, 2016. The weighted average interest coverage of interest-bearing companies in the investment portfolio was 2.9x versus 3.0x from the previous quarter. The median EBITDA of the portfolio companies was $24.2 million.(4)

As of September 30, 2016, the Company had one investment on non-accrual status, representing 3.7% and 4.0% of the total investment portfolio at fair value and amortized cost, respectively.

As of September 30, 2016, the Company’s investment in the SCF yielded 14.5% at amortized cost and 14.7% at fair value over the trailing four quarters. The SCF’s investment portfolio had an aggregate fair value of $392.3 million, comprised of investments in 32 portfolio companies operating across 20 different industries. The SCF’s investment portfolio on a fair value basis was comprised of 100.0% secured debt investments (94.0% in first lien debt, 2.5% in a first-out portion of first lien unitranche debt and 3.5% in second lien debt). All of the investments in the SCF were invested in debt bearing a floating interest rate with an interest rate floor.

As of September 30, 2016, the weighted average net debt/EBITDA and interest coverage of the companies in the SCF investment portfolio were 3.8x and 3.3x, respectively. The median EBITDA of the SCF’s portfolio companies was $69.2 million. None of the SCF’s investments are on non-accrual status.

RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2016 and June 30, 2016 was $34.0 million and $29.3 million, respectively. The increase in investment income over the quarter was primarily driven by higher interest income but also included higher accelerated accretion and prepayment income. The $34.0 million of total investment income was comprised of $31.1 million from interest income, original issue discount accretion and dividend income(5) and $2.9 million from prepayment income, accelerated accretion/amortization and other income.

Total expenses before taxes for the three months ended September 30, 2016 and June 30, 2016 were $15.0 million and $10.9 million, respectively. The $4.1 million increase in expenses was primarily driven by an increase in incentive fees. The $15.0 million of total expenses were comprised of $3.6 million of interest and credit facility expenses, $9.8 million of management and incentive fees, and $1.6 million of other operating expenses.

Net investment income after taxes for the three months ended September 30, 2016 was $18.7 million, or $0.51 per share, compared with $18.2 million, or $0.50 per share for the three months ended June 30, 2016.

During the three months ended September 30, 2016, the Company had net realized and unrealized appreciation of investments of $4.0 million, driven by $26.0 million of unrealized appreciation, which was partially offset by $(22.0) million of realized loss, resulting from the restructuring of the Company’s investment in Hunter Defense Technologies, Inc. as discussed as part of last quarter’s results.

Net increase in net assets resulting from operations for the three months ended September 30, 2016 was $22.7 million, or $0.62 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2016, the Company had $471.3 million of borrowings and $98.7 million of availability under its revolving credit facility. The weighted average interest rate on debt outstanding was 2.55% for the three months ended September 30, 2016. As of September 30, 2016, the Company had cash and an investment in an affiliated money market fund of $14.7 million.

The Company’s average and ending debt to equity leverage ratio was 0.74x and 0.70x, respectively, for the three months ended September 30, 2016, as compared with 0.68x and 0.70x, respectively, for the three months ended June 30, 2016.(6) The leverage ratios are within the Company’s target of 0.50x to 0.75x.

Subsequent to quarter end, the Company closed an offering of $115 million aggregate principal amount of 4.50% Convertible Notes due April 2022. The net proceeds of the offering were used to pay down debt under the Company’s revolving credit facility.

CONFERENCE CALL

The Company will host an earnings conference call on Friday, November 4, 2016 at 10:00 am Eastern Time. All interested parties are invited to participate in the conference call by dialing (866) 884-8289; international callers should dial +1 (631) 485-4531; conference ID 95937660. All participants are asked to dial in approximately 10-15 minutes prior to the call, and reference “Goldman Sachs BDC, Inc.” when prompted. For a slide presentation that the Company may refer to on the earnings conference call, please visit the Investor Resources section of the Company’s website at www.goldmansachsbdc.com. The conference call will be webcast simultaneously on the Company’s website. An archived replay of the call will be available from approximately 1:00 pm Eastern Time on November 4 through December 4. To hear the replay, participants should dial (855) 859-2056; international callers should dial +1 (404) 537-3406; conference ID 95937660. An archived replay will also be available on the Company’s webcast link located on the Investor Resources section of the Company’s website. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs BDC, Inc. Investor Relations, via e-mail, at gsbdc-investor-relations@gs.com.

ENDNOTES

(1) The discussion of the investment portfolio of both the Company and the SCF excludes the investment in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc.

(2) The SCF’s return to the Company was measured at amortized cost and fair value over the trailing four quarters.

(3) The $0.45 per share dividend is payable on or about January 17, 2017 to holders of record as of December 31, 2016.

(4) Weighted average net debt/EBITDA and median EBITDA have been calculated as a percentage of debt investments and income producing preferred investments, including the Company’s exposure to the underlying debt investments in the SCF and excluding collateral loans where net debt to EBITDA may not be the appropriate measure of credit risk. The weighted average interest coverage ratio (EBITDA to total interest expense) of the portfolio companies reflects the performing portfolio companies’ EBITDA as a multiple of interest expense and has been calculated as a percentage of performing debt investments and income producing preferred investments, including the Company’s exposure to the underlying debt investments in the SCF and excluding collateral loans.

(5) Interest income excludes accelerated accretion/amortization of $0.6 million.

(6) The average debt to equity leverage ratio has been calculated using the average daily borrowings during the quarter divided by average net assets, adjusted for equity contributions. The ending and average debt to equity leverage ratio excludes unfunded commitments.

Goldman Sachs BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

Assets	September 30, 2016 (unaudited)	December 31, 2015
Investments, at fair value
Non-controlled/non-affiliated investments (cost of $1,032,470 and $1,067,299, respectively)	$999,390	$1,032,119
Non-controlled affiliated investments (cost of $84,075 and $9,237, respectively)	73,826	4,048
Controlled affiliated investments (cost of $69,092 and $46,167, respectively)	69,752	44,897
Investments in affiliated money market fund (cost of $3 and $10,117, respectively)	3	10,117

Total investments, at fair value (cost of $1,185,640 and $1,132,820, respectively)	1,142,971	1,091,181
Cash	14,670	22,710
Receivable for investments sold	–	313
Interest and dividends receivable from non-controlled affiliated investments and non-controlled/non-affiliated investments	9,408	10,399
Dividend receivable from controlled affiliated investments	1,825	1,350
Other income receivable from controlled affiliated investments	1,618	681
Deferred financing costs	4,866	5,775
Other assets	188	350

Total assets	$1,175,546	$1,132,759

Liabilities
Debt	$471,250	$419,000
Interest and credit facility expense payable	286	432
Management fees payable	4,292	4,238
Incentive fees payable	5,683	360
Distribution payable	16,345	16,338
Accrued offering costs	–	40
Directors’ fees payable	226	–
Accrued expenses and other liabilities	2,494	3,701

Total liabilities	$500,576	$444,109

Commitments and Contingencies
Net Assets
Preferred stock, par value $0.001 per share (1,000,000 shares authorized, no shares issued and outstanding)	$–	$–
Common stock, par value $0.001 per share (200,000,000 shares authorized, 36,321,374 and 36,306,882 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively)	36	36
Paid-in capital in excess of par	719,969	719,690
Accumulated net realized gain (loss)	(24,360)	(2,367)
Accumulated undistributed net investment income	23,415	14,351
Net unrealized appreciation (depreciation) on investments	(42,669)	(41,639)
Allocated income tax expense	(1,421)	(1,421)

TOTAL NET ASSETS	$674,970	$688,650

TOTAL LIABILITIES AND NET ASSETS	$1,175,546	$1,132,759

Net asset value per share	$18.58	$18.97

Goldman Sachs BDC, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$29,259	$30,278	$84,879	$80,479
Dividend income	633	620	1,890	1,852
Other income	756	635	1,153	1,164

Total investment income from non-controlled/non-affiliated investments	30,648	31,533	87,922	83,495
From non-controlled affiliated investments:
Interest income	387	–	387	–
Dividend income	10	–	32	1
Other income	6	–	6	–

Total investment income from non-controlled affiliated investments	403	–	425	1
From controlled affiliated investments:
Dividend income	1,825	1,363	4,650	2,642
Other income	1,074	–	1,618	446

Total investment income from controlled affiliated investments	2,899	1,363	6,268	3,088

Total investment income	$33,950	$32,896	$94,615	$86,584

Expenses:
Interest and credit facility expense	$3,628	$3,053	$9,909	$7,656
Management fees	4,292	4,089	12,606	11,199
Incentive fees	5,459	3,515	8,948	11,426
Professional fees	637	936	1,818	2,062
Administration, custodian and transfer agent fees	213	208	654	643
Directors’ fees	263	172	743	440
Other expenses	487	147	1,122	737

Total expenses	$14,979	$12,120	$35,800	$34,163

NET INVESTMENT INCOME (LOSS) BEFORE TAXES	$18,971	$20,776	$58,815	$52,421

Excise tax expense	$294	$174	$728	$264

NET INVESTMENT INCOME (LOSS) AFTER TAXES	$18,677	$20,602	$58,087	$52,157

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	$(21,993)	$(98)	$(21,993)	$(98)
Net change in unrealized appreciation (depreciation) from:
Non-controlled/non-affiliated investments	23,891	(5,480)	(3,824)	(4,290)
Non-controlled affiliated investments	1,353	(806)	864	(2,407)
Controlled affiliated investments	735	(735)	1,930	79

Net realized and unrealized gains (losses)	$3,986	$(7,119)	$(23,023)	$(6,716)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$22,663	$13,483	$35,064	$45,441

Net investment income (loss) per share (basic and diluted)	$0.51	$0.57	$1.60	$1.52
Earnings per share (basic and diluted)	$0.62	$0.37	$0.97	$1.33
Weighted average shares outstanding	36,320,014	36,292,619	36,312,852	34,270,102
Distributions declared per share	$0.45	$0.45	$1.35	$1.35

ABOUT GOLDMAN SACHS BDC, INC.

Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GS BDC was formed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GS BDC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com. Information on the website is not incorporated by reference into this press release and is provided merely for convenience.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control. We believe that it is important to communicate our future expectations to our investors. There are likely to be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Goldman Sachs BDC, Inc.

Investor Contact: Katherine Schneider, 212-902-3122

Media Contact: Andrew Williams, 212-902-5400

Source: Goldman Sachs BDC, Inc.